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                                                                     Exhibit 3.3
                              STATE of WASHINGTON

                [SEAL OF THE STATE OF WASHINGTON APPEARS HERE]

                              SECRETARY of STATE

        I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                           CERTIFICATE OF AMENDMENT

                                      to

                            CELL THERAPEUTICS, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.


UBI Number: 601 339 038                       Date: November 07, 1996

[SEAL OF THE STATE OF
WASHINGTON APPEARS HERE]           Given under my hand and the Seal of the
                                   State of Washington at Olympia, the State
                                   Capital


                                   /s/ Ralph Munro
                                   ------------------------------------------
                                   Ralph Munro, Secretary of State
                                                           2-446543-7

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                             ARTICLES OF AMENDMENT
                                      TO
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                            CELL THERAPEUTICS, INC.
                   REDUCING THE NUMBER OF AUTHORIZED SHARES
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK


     Cell Therapeutics, Inc., a Washington corporation, by James A. Bianco, M.D., its duly elected and qualified President, hereby provides the following information and delivers to the Secretary of State of the State of Washington for filing, in duplicate, these Articles of Amendment pursuant to RCW 23B.06.020(5), RCW 23B.10.020, and RCW 23B.10.060.

     1.   Name.  The name of the corporation is Cell Therapeutics, Inc.

     2. Text of Amendments. Pursuant to the corporation's Restated Articles of Incorporation, the amendment reduces the number of authorized shares the corporation's Series A Convertible Preferred Stock. As of the date of the amendment there are 146,193.2723 shares of the corporation's Series A Convertible Preferred Stock outstanding. The amendment will restate Section 1 of Paragraph (a) of Article 2 in its entirety. Following is the text of the amendment adopted:

          "SECTION 1. DESIGNATION AND AMOUNT. There is hereby established a series of preferred stock of the Corporation which shall be designated as the Series A Convertible Preferred Stock (herein the "Preferred"). The number of shares of Preferred shall be 146,193.2723."

     3. Adoption. The foregoing amendment to the Restated Articles of Incorporation of the Corporation was duly adopted pursuant to the Washington Business Corporation Act at a meeting of the Board of Directors of the Corporation held on October 15, 1996. Pursuant to the Washington Business Corporation Act and the Corporation's Restated Articles of Incorporation, no shareholder action was required to effect these amendments.
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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to Restated Articles of Incorporation to be executed in duplicate as of November 7, 1996.


                              CELL THERAPEUTICS


                              By: /s/ James A. Bianco,
                                 ---------------------------------------
                                      James A. Bianco, M.D.
                                      President

Attest:

 /s/ Michael J. Kennedy
-------------------------------
     Michael J. Kennedy
     Secretary

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